EXHIBIT 99

Investor News	NYSE: PEG

For further information, contact:

➣ Carlotta Chan, Senior Director – Investor Relations	Phone: 973-430-6565
➣ Brian Reighn, Manager – Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2019 SECOND QUARTER RESULTS

$0.30 PER SHARE OF NET INCOME

Non-GAAP Operating Earnings of $0.58 Per Share

Re-Affirms Non-GAAP Operating Earnings Guidance $3.15 - $3.35 Per Share

(July 30, 2019 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported Net Income for the second quarter of 2019 of $153 million, or $0.30 per share, compared to Net Income of $269 million, or $0.53 per share, in the second quarter of 2018. Non-GAAP Operating Earnings for the second quarter of 2019 were $294 million, or $0.58 per share, compared to non-GAAP Operating Earnings for the second quarter of 2018 of $325 million, or $0.64 per share. Non-GAAP results for the second quarter of 2019 exclude the recognition of net unrealized gains on Nuclear Decommissioning Trust (NDT) equity securities, Mark to Market (MTM) gains, and charges associated with the anticipated sale of the company’s interests in two fossil generation plants and lease related activity.

Ralph Izzo, chairman, president and chief executive officer commented, “We have had a constructive second quarter that has advanced our long-term strategy on several fronts. PSE&G has reached an agreement in principle with key parties in the Energy Strong II (ES II) infrastructure filing that will enable the continuation of increasing the resiliency and improving the reliability of critical energy infrastructure in New Jersey. Separately, parties in PSE&G’s Clean Energy Future-Energy Efficiency (CEF-EE) filing have reached an agreement in principle that extends the matter into 2020, in anticipation of finalization of the state’s Energy Master Plan, and that authorizes, in the interim, PSE&G to continue work on four of its existing, award-winning Energy Efficiency programs for an additional year.”

“Earlier this year, on April 18, the New Jersey Board of Public Utilities (NJBPU) awarded Zero Emission Certificates to PSEG Power’s three New Jersey nuclear units, helping to preserve the state’s largest source of carbon free generation. In addition, PSEG Power completed its 1,800 MW combined cycle gas turbine (CCGT) construction program with the commercial operation of the Bridgeport Harbor 5 generating station in early June.”

“In late June, PSEG Power announced the sale of its 776 megawatt interest in the Keystone and Conemaugh coal-fired generating units in Pennsylvania. The sale, expected to close later this year subject to customary closing conditions and regulatory approvals, disposes of a non-core asset and moves PSEG Power closer to eliminating all coal by mid-2021, when the Bridgeport Harbor 3 coal-fired generating plant is scheduled to be retired. The sale announcement resulted in an after-tax impairment charge of $284 million that reduced Net Income in the second quarter.”

“As part of its Powering Progress initiative, PSEG recently committed to a goal of reducing PSEG Power’s CO2 emissions 80% from 2005 levels by 2046, with a vision for net-zero CO2 emissions by 2050. In addition, starting in 2020, PSEG has committed to reporting annually on sustainability and climate using the Task Force on Climate-related Financial Disclosures (TCFD) framework, when PSEG will also issue its first Climate Report.”

The table below provides a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the second quarter. See Attachment 10 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Second Quarter Comparative Results

2019 and 2018

	Income ($ millions)		Diluted Earnings Per Share
	2019	2018	2019	2018
Net Income	$153	$269	$0.30	$0.53
Reconciling Items	141	56	0.28	0.11

Non-GAAP Operating Earnings	$294	$325	$0.58	$0.64

		Avg. Shares	507M	507M

Ralph Izzo added, “New Jersey continues to advance its Clean Energy agenda and recently issued a draft Energy Master Plan to reach 100% clean energy by 2050. Part of that path includes the development of a robust offshore wind industry in the state. In June, the NJBPU awarded the first of three planned solicitations to Ørsted’s 1,100 MW Ocean Wind project. We expect to make a decision on our option to pursue an equity interest in the Ocean Wind project in the coming months.”

“As outlined earlier this year, PSEG expects to grow non-GAAP Operating Earnings by approximately 4% over 2018 at the mid-point of our guidance of $3.15 - $3.35 per share.”

The following table outlines PSEG’s expectations for non-GAAP Operating Earnings by subsidiary for 2019:

2019 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)

2019E
PSE&G	$1,200 - $1,230
PSEG Power	$395 - $460
PSEG Enterprise/Other	$5 - $10
Non-GAAP Operating Earnings	$1,600 - $1,700
Non-GAAP Operating EPS	$3.15 - $3.35

E = Estimate

Results and Outlook by Operating Subsidiary

See Attachment 5 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported Net Income of $227 million ($0.45 per share) for the second quarter of 2019 compared with Net Income of $231 million ($0.46 per share) for the second quarter of 2018.

PSE&G’s results in the quarter were driven by continued investment in its infrastructure programs, rate relief, lower weather related demand, and an increase in the utility’s effective tax rate compared to the higher level of tax reform benefits flowed back to customers during the first quarter of 2019. PSE&G’s continued investment in Transmission added $0.04 per share to quarter over quarter Net Income comparisons. Weather impacted results by ($0.01) unfavorable as a result of a mild spring and cool early summer. Gas margin improved quarter-over-quarter Net Income comparisons by $0.02, benefiting from the 2018 distribution rate case settlement as well as the remaining recovery of investments made under the Gas System Modernization Program I (GSMP). Electric margin was flat compared to the year-ago quarter, as rate relief was offset by lower demand. Higher O&M expense reduced Net Income by $0.01 per share. In addition, higher depreciation and interest expense, reflecting the utility’s expanded asset base, each reduced Net Income by $0.01 per share versus the second quarter of 2018. Non-operating pension and OPEB added $0.01 per share versus Q2 2018. The effect of flow through taxes in Q2 2019 had a negative $0.04 per share impact on Net Income compared with Q2 2018, reflecting the reversal of a benefit seen in Q1 2019 when the flow back of excess deferred taxes to customers had a larger impact on revenue and tax expense.

Weather for Q2 2019 was unfavorable compared with the colder weather experienced during the Q2 2018. Heating degree days were 23% lower, and the summer weather was cooler on an average, causing lower demand. On a trailing 12-month basis, which provides longer-term trending data, weather normalized electric and gas sales were both relatively flat. Residential electric and gas customer growth continues to trend higher at approximately 1% per year.

PSE&G is working with the NJBPU Staff, Rate Counsel, and other parties on finalizing a stipulation of settlement of the Energy Strong II proceeding, which we will then submit to the NJBPU for approval in the third quarter. The agreement provides for $842 million of investment for projects that commence in Q4 2019 and which are expected to be completed by December 2023, providing an annual level of spend comparable to the level of Energy Strong I. PSE&G would be eligible to recover $692 million on an accelerated basis, with the remaining $150 million recovered in a future rate case. The ES II program is split $741 million to electric and $101 million to gas. PSE&G’s original filing of the ES II infrastructure plan outlined $2.5 billion of capital spend over five years.

The Energy Efficiency component of PSE&G’s Clean Energy Future filing remains pending before the NJBPU. The parties in the CEF-EE filing have reached an agreement in principle to extend the matter into 2020; the agreement also authorizes PSE&G in the interim to continue work on four of its existing Energy Efficiency programs for an additional year. The CEF-EE filing is designed to achieve the electricity and gas energy savings goals outlined in 2018’s Clean Energy Act, which requires the state’s utilities to implement energy efficiency programs to achieve annual savings of 2% and 0.75% for electric and gas usage, respectively. The agreement covering an extension of both the CEF-EE matter and the four existing Energy Efficiency programs will require NJBPU approval.

PSE&G is on track to invest $2.7 billion in electric and gas infrastructure upgrades to its transmission and distribution facilities during 2019 to maintain reliability and increase resiliency. We continue to forecast over 90% of PSEG’s planned capital investment will be directed to the utility over the 2019-2023 timeframe. Updating for the recent ES II agreement, PSE&G is narrowing its estimated capital spending range to $12 to $14.5 billion from $11 to $16 billion, which translates to a compound annual growth rate of 7.5% to 8.5%, from the starting point of $19 billion of year-end 2018 rate base.

PSE&G’s forecast of Net Income for 2019 is unchanged at $1,200 million - $1,230 million.

PSEG Power

PSEG Power reported a Net Loss of $40 million ($0.08 per share) for the second quarter of 2019 compared with Net Income of $41 million ($0.08 per share) for the second quarter of 2018. PSEG Power’s non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA for the second quarter of 2019 were $69 million ($0.13 per share) and $211 million, respectively, compared to non-GAAP Operating Earnings of $83 million ($0.16 per share) and non-GAAP Adjusted EBITDA of $210 million, respectively, for the second quarter of 2018.

PSEG Power’s Net Income comparison for the second quarter reflects a decrease in capacity revenue of $0.01 per share compared with Q2 2018. Re-contracting and market impacts reduced results by $0.03 per share, reflecting an approximate $3 per MWh decline in the average hedge price compared with the year-ago quarter and lower realized margins. PSEG Power’s three New Jersey nuclear plants were awarded Zero Emission Certificates starting on April 18, which added $0.05 compared with the year-ago quarter. Volume increases versus the year-ago quarter added $0.01 per share. Gas operations were lower by $0.02 per share versus the year-ago quarter, reflecting the absence of a cold April 2018 and reduced off-system sales on lower gas prices. Higher depreciation and higher interest expense together lowered Net Income comparisons by $0.04 per share versus the year-ago quarter. Taxes and other were a $0.01 per share benefit over Q2 2018.

Generation output increased by 0.8 TWh to a total of 13.1 TWh driven by the addition of new CCGT capacity compared with Q2 2018. PSEG Power’s CCGT fleet produced 4.8 TWh of output, up 36%, primarily from the benefit of a full quarter of production from Keys and

Sewaren, and the addition of Bridgeport Harbor 5 late in the second quarter. Lower spark spreads continued to pressure realized margins as infrastructure build-out in the Marcellus shale gas region continues to erode PSEG Power’s gas cost advantage and power prices fell by more than gas prices. Coal generated 1.2 TWh, down slightly as a result of lower market demand. PSEG Power’s nuclear fleet operated at an average capacity factor of 84.4% for the quarter, producing 7.1 TWh and representing 54% of total generation.

Lower prices for power and natural gas, as well as the expected sale of PSEG Power’s interests in Keystone and Conemaugh, have prompted a reduction in projected volumes for the remainder of 2019, as well as 2020 and 2021, from our previous 60 – 62 TWh. The sale of Keystone and Conemaugh is expected to lower volumes by 1.2 TWh in 2019, and by 5 TWh in each of 2020 and 2021. PSEG Power is now forecasting output for the remainder of 2019 of 30 – 32 TWh, and has hedged approximately 85% – 90% of production at an average price of $38 per MWh. For 2020, PSEG Power has hedged 65% – 70% of forecast production of 52 – 54 TWh at an average price of $38 per MWh. PSEG Power is also forecasting output for 2021 of 52 – 54 TWh, with approximately 25% – 30% of this output hedged at an average price of $39 per MWh. The forecast for 2019 – 2021 volumes includes generation associated with the full-year production contribution of 1,300 MWs of gas-fired combined cycle capacity at the Keys Energy Center in Maryland and Sewaren in New Jersey, the recent addition of the 485 MW gas-fired combined cycle generating unit at Bridgeport Harbor 5, lower volumes from current market conditions, and reflects the announced sale of PSEG Power’s interest in the Keystone and Conemaugh units.

On July 25, the Federal Energy Regulatory Commission (FERC) issued an order directing PJM to delay its August 2019 capacity auction until it can approve replacement auction rules.

The forecast of PSEG Power’s 2019 non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA are unchanged at $395 - $460 million and $1,030 million - $1,130 million, respectively.

PSEG Enterprise/Other

PSEG Enterprise/Other reported a Net Loss of $34 million ($0.07 per share) for the second quarter of 2019 compared to a Net Loss of $3 million ($0.01 per share) for the second quarter of 2018.

Non-GAAP Operating Loss for the second quarter of 2019 was $2 million compared to non-GAAP Operating Earnings of $11 million ($0.02 per share) for the second quarter of 2018.

During the second quarter of 2019, Energy Holdings completed its annual review of estimated residual values embedded in its leveraged leases. An impairment of $32 million, after-tax, was recorded in Net Income as a result of expected future adverse market conditions related to the residual value of the coal-fired Powerton unit lease. This compares with an impairment of $14 million, after-tax, related to liquidity challenges facing NRG REMA in the year-ago quarter. Results this quarter also reflect lower investment income at Energy Holdings as well as higher interest expense at the parent versus the year-ago period.

For 2019, the forecast of PSEG Enterprise/Other Net Income remains unchanged at $5 million to $10 million.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 11 consecutive years (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items such as the revaluation of deferred tax liabilities and the impact of the charges associated with the anticipated sale of PSEG Power’s interests in two fossil generating plants and lease related activity at Energy Holdings.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 10 and 11 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this release about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	any inability to manage our energy obligations with available supply;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	changes in state and federal legislation and regulations, and PSE&G’s ability to recover costs and earn returns on authorized investments;

•	the impact of any future rate proceedings;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•

the impact on our New Jersey nuclear plants if such plants are not selected to participate in future Zero Emission Certificate (ZEC) programs or if adverse changes are made to the capacity market construct;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	any inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations; and

•	the impact of acts of terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this release apply only as of the date of this release. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at https://investor.pseg.com may be used to enroll to receive automatic email alerts and/or Really Simple Syndication (RSS) feeds regarding new postings.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended June 30, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,316	$(149)	$1,382	$1,083
OPERATING EXPENSES
Energy Costs	704	(236)	529	411
Operation and Maintenance	750	113	369	268
Depreciation and Amortization	307	10	202	95
Loss on Asset Dispositions	395	—	—	395

Total Operating Expenses	2,156	(113)	1,100	1,169
OPERATING INCOME	160	(36)	282	(86)
Income from Equity Method Investments	5	—	—	5
Net Gains (Losses) on Trust Investments	39	1	—	38
Other Income (Deductions)	33	(1)	19	15
Non-Operating Pension and OPEB Credits (Costs)	33	1	29	3
Interest Expense	(137)	(22)	(89)	(26)

INCOME (LOSS) BEFORE INCOME TAXES	133	(57)	241	(51)
Income Tax Benefit (Expense)	20	23	(14)	11

NET INCOME (LOSS)	$153	$(34)	$227	$(40)

Reconciling Items Excluded from Net Income (Loss) (b)	141	32	—	109

OPERATING EARNINGS (non-GAAP)	$294	$(2)	$227	$69

Earnings Per Share
NET INCOME (LOSS)	$0.30	$(0.07)	$0.45	$(0.08)

Reconciling Items Excluded from Net Income (Loss)(b)	0.28	0.07	—	0.21

OPERATING EARNINGS (non-GAAP)	$0.58	$—	$0.45	$0.13

	Three Months Ended June 30, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,016	$(137)	$1,386	$767
OPERATING EXPENSES
Energy Costs	600	(261)	488	373
Operation and Maintenance	725	104	353	268
Depreciation and Amortization	280	9	187	84

Total Operating Expenses	1,605	(148)	1,028	725

OPERATING INCOME	411	11	358	42
Income from Equity Method Investments	5	—	—	5
Net Gains (Losses) on Trust Investments	8	—	—	8
Other Income (Deductions)	34	1	20	13
Non-Operating Pension and OPEB Credits (Costs)	19	1	15	3
Interest Expense	(111)	(18)	(82)	(11)

INCOME (LOSS) BEFORE INCOME TAXES	366	(5)	311	60
Income Tax Benefit (Expense)	(97)	2	(80)	(19)

NET INCOME (LOSS)	$269	$(3)	$231	$41

Reconciling Items Excluded from Net Income (Loss) (b)	56	14	—	42

OPERATING EARNINGS (non-GAAP)	$325	$11	$231	$83

Earnings Per Share
NET INCOME (LOSS)	$0.53	$(0.01)	$0.46	$0.08

Reconciling Items Excluded from Net Income (Loss) (b)	0.11	0.03	—	0.08

OPERATING EARNINGS (non-GAAP)	$0.64	$0.02	$0.46	$0.16

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 10 and 11 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Six Months Ended June 30, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$5,296	$(617)	$3,414	$2,499
OPERATING EXPENSES
Energy Costs	1,828	(845)	1,476	1,197
Operation and Maintenance	1,506	226	777	503
Depreciation and Amortization	621	18	414	189
Loss on Asset Dispositions	395	—	—	395

Total Operating Expenses	4,350	(601)	2,667	2,284
OPERATING INCOME	946	(16)	747	215
Income from Equity Method Investments	7	—	—	7
Net Gains (Losses) on Trust Investments	167	2	1	164
Other Income and (Deductions)	66	—	38	28
Non-Operating Pension and OPEB Credits (Costs)	66	1	59	6
Interest Expense	(270)	(43)	(176)	(51)

INCOME (LOSS) BEFORE INCOME TAXES	982	(56)	669	369
Income Tax Benefit (Expense)	(129)	23	(39)	(113)

NET INCOME (LOSS)	$853	$(33)	$630	$256

Reconciling Items Excluded from Net Income (Loss) (b)	(12)	32	—	(44)

OPERATING EARNINGS (non-GAAP)	$841	$(1)	$630	$212

Earnings Per Share
NET INCOME (LOSS)	$1.68	$(0.07)	$1.24	$0.51

Reconciling Items Excluded from Net Income (Loss) (b)	(0.02)	0.07	—	(0.09)

OPERATING EARNINGS (non-GAAP)	$1.66	$—	$1.24	$0.42

	Six Months Ended June 30, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$4,834	$(567)	$3,231	$2,170
OPERATING EXPENSES
Energy Costs	1,552	(837)	1,270	1,119
Operation and Maintenance	1,479	221	744	514
Depreciation and Amortization	560	17	377	166

Total Operating Expenses	3,591	(599)	2,391	1,799

OPERATING INCOME	1,243	32	840	371
Income from Equity Method Investments	7	—	—	7
Net Gains (Losses) on Trust Investments	(14)	—	—	(14)
Other Income (Deductions)	66	2	40	24
Non-Operating Pension and OPEB Credits (Costs)	38	1	30	7
Interest Expense	(214)	(33)	(163)	(18)

INCOME BEFORE INCOME TAXES	1,126	2	747	377
Income Tax Expense	(299)	—	(197)	(102)

NET INCOME	$827	$2	$550	$275

Reconciling Items Excluded from Net Income (b)	(10)	14	—	(24)

OPERATING EARNINGS (non-GAAP)	$817	$16	$550	$251

Earnings Per Share
NET INCOME	$1.63	$—	$1.09	$0.54

Reconciling Items Excluded from Net Income (b)	(0.02)	0.03	—	(0.05)

OPERATING EARNINGS (non-GAAP)	$1.61	$0.03	$1.09	$0.49

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 10 and 11 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	June 30,	December 31,
	2019	2018
DEBT
Commercial Paper and Loans	$365	$1,016
Long-Term Debt*	15,357	14,462

Total Debt	15,722	15,478

STOCKHOLDERS’ EQUITY
Common Stock	4,980	4,980
Treasury Stock	(835)	(808)
Retained Earnings	11,041	10,582
Accumulated Other Comprehensive Loss	(432)	(377)

Total Stockholders’ Equity	14,754	14,377

Total Capitalization	$30,476	$29,855

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$853	$827
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	971	806

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,824	1,633

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,622)	(2,027)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(286)	190

Net Change in Cash, Cash Equivalents and Restricted Cash	(84)	(204)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	199	315

Cash, Cash Equivalents and Restricted Cash at End of Period	$115	$111

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

June 30, 2019 vs. June 30, 2018

(Unaudited)

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

June 30, 2019 vs. June 30, 2018

(Unaudited)

Attachment 7

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

June 30, 2019

Electric Sales

	Three Months	Change vs.	Six Months	Change vs.
Sales (millions kWh)	Ended	2018	Ended	2018
Residential	2,882	(5%)	5,974	(3%)
Commercial & Industrial	6,377	(4%)	13,096	(2%)
Other	76	4%	173	(1%)

Total	9,335	(5%)	19,243	(2%)

Weather Data
THI Hours - Actual	3,774	(9%)	3,797	(10%)
THI Hours - Normal	4,116		4,148

Gas Sold and Transported

	Three Months	Change vs.	Six Months	Change vs.
Sales (millions therms)*	Ended	2018	Ended	2018
Firm Sales
Residential Sales	184	(19%)	937	(3%)
Commercial & Industrial	157	(18%)	662	(2%)

Total Firm Sales	341	(19%)	1,599	(2%)

Non-Firm Sales
Commercial & Industrial	234	(14%)	575	18%

Total Non-Firm Sales	234		575

Total Sales	575	(17%)	2,174	3%

Weather Data
Degree Days - Actual	432	(23%)	2,990	(2%)
Degree Days - Normal	490		3,001

*	CSG rate included in non-firm sales

Attachment 8

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Nuclear - NJ	4,258	4,527	9,567	10,050
Nuclear - PA	2,886	2,839	5,793	5,704

Total Nuclear	7,144	7,366	15,360	15,754

Fossil - Coal	1,187	1,403	2,618	2,942

Fossil - Natural Gas & Oil - NJ	2,379	2,166	4,875	3,874
Fossil - Natural Gas & Oil - NY	1,038	1,411	1,948	2,490
Fossil - Natural Gas & Oil - MD	1,174	—	2,222	—
Fossil - Natural Gas & Oil - CT	213	1	207	16

Total Natural Gas & Oil(2)	4,804	3,578	9,252	6,380

	13,135	12,347	27,230	25,076

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Nuclear - NJ	32%	37%	35%	40%
Nuclear - PA	22%	23%	21%	23%

Total Nuclear	54%	60%	56%	63%

Fossil - Coal	9%	11%	10%	12%

Fossil - Natural Gas & Oil - NJ	18%	18%	18%	15%
Fossil - Natural Gas & Oil - NY	8%	11%	7%	10%
Fossil - Natural Gas & Oil - MD	9%	0%	8%	0%
Fossil - Natural Gas & Oil - CT	2%	0%	1%	0%

Total Natural Gas & Oil(2)	37%	29%	34%	25%

	100%	100%	100%	100%

(1)	Excludes Solar, Kalaeloa and pumped storage.
(2)	Includes several units that are dual fuel for oil.

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Weighted Average Common Shares Outstanding (millions)
Basic	504	504	504	504
Diluted	507	507	507	507
Stock Price at End of Period			$58.82	$54.14
Dividends Paid per Share of Common Stock	$0.47	$0.45	$0.94	$0.90
Dividend Yield			3.2%	3.3%
Book Value per Common Share			$29.28	$28.10
Market Price as a Percent of Book Value			201%	193%

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ millions, Unaudited)
Net Income	$153	$269	$853	$827
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	(41)	(9)	(168)	15
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	(210)	67	(316)	(51)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	395	(1)	395	3
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	58	20	58	20
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(61)	(21)	19	3

Operating Earnings (non-GAAP)	$294	$325	$841	$817

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$0.30	$0.53	$1.68	$1.63
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.08)	(0.01)	(0.33)	0.03
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	(0.41)	0.13	(0.62)	(0.10)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	0.78	—	0.78	0.01
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	0.11	0.03	0.11	0.03
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(0.12)	(0.04)	0.04	0.01

Operating Earnings (non-GAAP)	$0.58	$0.64	$1.66	$1.61

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for lease related activity which is calculated at a combined leveraged lease effective tax rate and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 11

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ millions, Unaudited)
Net Income (Loss)	$(40)	$41	$256	$275
(Gain) Loss on NDT Fund Related Activity, pre-tax	(41)	(9)	(168)	15
(Gain) Loss on MTM, pre-tax (a)	(210)	67	(316)	(51)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	395	(1)	395	3
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(35)	(15)	45	9

Operating Earnings (non-GAAP)	$69	$83	$212	$251
Depreciation and Amortization, pre-tax (c)	94	82	187	162
Interest Expense, pre-tax (c) (d)	24	11	48	16
Income Taxes (c)	24	34	68	93

Adjusted EBITDA (non-GAAP)	$211	$210	$515	$522

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ millions, Unaudited)
Net Income (Loss)	$(34)	$(3)	$(33)	$2
Lease Related Activity, pre-tax	58	20	58	20
Income Taxes related to Lease related activity(a)	(26)	(6)	(26)	(6)

Operating Earnings (non-GAAP)	$(2)	$11	$(1)	$16

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.